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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-33655) of Block Financial Corporation and in the Registration Statements on Form S-3 (No. 333-33655-01) and Form S-8 (Nos. 33-185, 33-33889, 33-54989, 33-64147, 333-62515 and 333-42143) of H&R Block,
Inc. of our report dated June 20, 2000 relating to the financial statements of H&R Block, Inc., which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 20, 2000 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers


Kansas City, Missouri
July 27, 2000